                                                                      EXHIBIT 25
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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                       SECTION 305(b)(2)           |__|

                            ----------------------

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)


New York                                                13-5160382
(State of incorporation                                 (I.R.S. employer
if not a U.S. national bank)                            identification no.)

48 Wall Street, New York, N.Y.                          10286
(Address of principal executive offices)                (Zip code)


                             ----------------------


                            CASE CREDIT CORPORATION
              (Exact name of obligor as specified in its charter)


Delaware                                                76-0394710
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                          identification no.)


700 State Street
Racine, Wisconsin                                       53404
(Address of principal executive offices)                (Zip code)

                             ______________________

                                Debt Securities
                      (Title of the indenture securities)


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

1.   General information.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

-----------------------------------------------------------------------------------
                     Name                                     Address
-----------------------------------------------------------------------------------

     Superintendent of Banks of the State of    2 Rector Street, New York,
     New York                                   N.Y.  10006, and Albany, N.Y. 12203

     Federal Reserve Bank of New York           33 Liberty Plaza, New York,
                                                N.Y.  10045

     Federal Deposit Insurance Corporation      Washington, D.C.  20429

     New York Clearing House Association        New York, New York  10005

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                   SIGNATURE


     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 12th day of May, 1998.


                                         THE BANK OF NEW YORK



                                         By: /s/ WALTER N. GITLIN
                                             -----------------------------
                                             Name:  WALTER N. GITLIN
                                             Title: VICE PRESIDENT

EXHIBIT 7
---------


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                      Consolidated Report of Condition of
                             THE BANK OF NEW YORK
                     of 48 Wall Street, New York, NY.10266
     And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                Dollar Amounts
ASSETS                                                           in Thousands
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin..........  $    5,742,986
  Interest-bearing balances...................................       1,342,769
Securities:
  Held-to-maturity securities.................................       1,099,736
  Available-for-sale securities...............................       3,882,586
Federal funds sold and Securities purchased under
  agreements to resell........................................       2,568,530
Loans and lease financing receivables:
  Loans and leases, net of unearned
    income.............................  35,019,608
  LESS: Allowance for loan and lease
    losses.............................     627,350
  LESS: Allocated transfer risk
   reserve.............................           0
  Loans and leases, net of unearned income,
    allowable, and reserve....................................      34,392,258
Assets held in trading accounts...............................       2,521,451
Premises and fixed assets (including capitalized
  leases).....................................................         659,209
Other real estate owned.......................................          11,992
Investments in unconsolidated subsidiaries and
   associate companies.....................................         236,263
Customers liability to this bank on acceptances
  outstanding.................................................       1,187,449
Intangibles assets............................................         781,684
Other assets..................................................       1,736,574
                                                                --------------
Total assets..................................................  $   56,153,537
                                                                ==============
LIABILITIES
Deposits:
  In cosmetic offices.........................................  $   27,031,362
  Noninterest-bearing..................  11,899,507
  Interest-bearing.....................  15,131,855
  In foreign offices. Edge and Agreement
    subsidiaries, and IBFs....................................      13,794,449
  Noninterest-bearing..................     590,999
  Interest-bearing.....................  13,203,450
Federal funds purchased and Securities sold under
  agreements to repurchase....................................       2,238,881
Demand notes issued to the U.S. Treasury......................         173,851
Trading liabilities...........................................       1,635,216
Other borrowed money:
  With remaining maturity of one year or less.................       1,905,330
  With remaining maturity of more than one year
    through three years.......................................               0
  With remaining maturity of more than three
    years.....................................................          25,664
Banks liability on acceptances executed and
  outstanding.................................................       1,195,923
Subordinated notes and debentures.............................       1,012,940
Other liabilities.............................................       2,018,960
                                                                --------------
Total liabilities.............................................      51,192,576
                                                                --------------
EQUITY CAPITAL
Common stock..................................................       1,135,284
Surplus.......................................................         731,319
Undivided profits and capital reserves........................       3,093,726
Net unrealized holding gains (losses) on
  available-for-sale securities...............................          36,866
Cumulative foreign currency transaction
  adjustments.................................................  (       36,184)
                                                                --------------
Total equity capital..........................................       4,951,011
                                                                --------------
Total liabilities and equity capital..........................  $   56,153,587
                                                                ==============

     I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                              Robert E. Keilman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve Systems and is true and correct.

Thomas a. Renyl)
Alan R. Griffin)               Directors
J. Carter Bacot)